Exhibit 10.1

BAOTOU CHANGXIN MAGNESIUM CO., LTD.

Investment Agreement

Party A:.CDI CHINA INC.

Party B: EXCEL RISE TECHNOLOGY CO., LTD

Party C: THREE HARMONY (AUSTRALIA) PTY LTD.

Partys A, B and C signed the Article of Association of Baotou Changxin Magnesium Co., Ltd. (the “Articles”) on January 31, 2008. Boatou Changxin Magnesium Co., Ltd. (“Xin Magnesium”) will construct a magnesium refinery capable of producing 20,000 metric tons of magnesium annually. According to the Articles entered into amongst the three parties, and their mutual understanding, cooperation, the parties agree to the investment agreement as follows:

I	Investment to Xin Magnesium

1.	Total investment of Xin Magnesium will be $27,780,000 (RMB 200,000,000);
Registered capital of Xin Magnesium will be $13,890,000 (RMB 100,000,000).

The initial investment will be $9,167,000 (RMB 66,000,000) in order to reach 12,000 metric tons production capacity at Xin Magnesium. The initial investment capital must be contributed on or before March 15, 2008.

2.   The second investment will be $4,723,000 (RMB 34,000,000) in order to reach 20,000 metric tons production capacity at Xin Magnesium. This second investment towards registered capital should be committed on or before December 31, 2008.

3.	The timeline of capital contribution to Xin Magnesium by each shareholder is as follows:

			Registered Capital
			Stage I		Stage II		Total
			3/15/2008		12/31/2008
Party	Entity Name	%	USD (000)	RMB (000)	USD (000)	RMB (000)	USD (000)	RMB (000)

A	CDI China Inc.	51%	$ 4,407	31,730	$ 2,677	19,270	$ 7,084	51,000
B	Excel Rise Technology Co., Ltd.	39%	$ 3,371	24,270	$ 2,046	14,730	$ 5,417	39,000
C	Three Harmony (Australia) Party, Ltd.	10%	$ 1,389	10,000	$ -	-	$ 1,389	10,000
			$ 9,167	66,000	$ 4,723	34,000	$ 13,890	100,000

The initial investment by each shareholder should be made no later than 5 working days after the foreign capital bank account of Xin Magnesium is established, but no later than March 15, 2008.

II	Management of Magnesium

4.   The Board of Trustees of Xin Magnesium is comprised of five directors; Huang Yuwei, chairman of the board, and legal representative appointed by Party A; Zhuang Xiaowen, vice chairman appointed by Party B, Huang Lifei, appointed by Party A, Zhang Wuliang, appointed jointly by both Party A and Party B; Another director shall be designated by Party C. The tenure is three years.

5.   Party A will assume responsibility for the daily operations of Xin Magnesium. All significant decisions will be made by the Board of Directors. Xin Magnesium will establish a sound management system in accordance with the law, with the assistance of Party B. The director appointed by

Party B will not participate in the daily operations of Xin Magnesium, but has the right to exercise financial supervision. The rules will be discussed separately.

6.   Party A, B and C agreed to complete the investment plan based on this investment agreement in the following ways:

A.	Bank loan;

B.            Three shareholders lend loan to Xin Magnesium with 1% of the monthly interest rate based on investment proportion.

C.            Profit

7.   Party A needs to provide previous monthly financial statement to Party B before 15th of each month, while at the same time reporting major events of Xin Magnesium in written format to Party B.

III	Other Matter

8.	Audit costs in United States, about $ 35,000 per year, will be paid by Xin Magnesium.

9.   When all persons from Party B visit Xin Magnesium, the incurred cost will be paid by Xin Magnesium.

10. This investment agreement has five copies with same legal effect. Three shareholders each have one copy and the rest two copies are kept in Xin Magnesium. This agreement takes effect after signature and stamp. If any pending issues, the three parties will provide separate supplemental agreements or memorandum.

Party A: CDI CHINA, INC.

/s/ Xiaowen Zhuang ________________________________February 20, 2008______________

Xiaowen Zhuang , Legal Representative	Date

Party B: EXCEL RISE TECHNOLOGY CO, LTD

/s/ Yuwei Huang ___________________________________February 20, 2008______________

Yuwei Huang, Legal Representative	Date

Party C: THREE HARMONY (AUSTRALIA) PTY LTD.

/s/ Wu Engli _______________________________________ February 20, 2008______________

Wu Engli, Legal Representative	Date